Exhibit 99.1

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EDITED TRANSCRIPT

OSTK - Q1 2012 Overstock.com, Inc. Earnings Conference Call

EVENT DATE/TIME: APRIL 19, 2012 / 03:30PM GMT

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APRIL 19, 2012 / 03:30PM GMT, OSTK - Q1 2012 Overstock.com, Inc. Earnings Conference Call

CORPORATE PARTICIPANTS

Jonathan Johnson Overstock.com - President

Steve Chesnut Overstock.com - SVP, Finance, Risk Management

Patrick Byrne Overstock.com - Chairman, CEO

CONFERENCE CALL PARTICIPANTS

Justin Ruiss Sidoti & Co. - Analyst

PRESENTATION

Operator

Good morning. My name is Misty, and I will be your conference operator today. At this time I would like to welcome everyone to the Overstock.com Q1 2012 earnings conference call. All lines have been placed on mute to prevent any background noise. After the speakers re parks will be a question-and-answer session. (Operator Instructions). Thank you. Mr. Jonathan Johnson, President of Overstock.com, you may begin your conference, sir.

Jonathan Johnson — Overstock.com - President

Thank you, Misty. Good morning and welcome to our first quarter 2012 earnings conference call. Joining me on the call today are Dr. Patrick Byrne, Chairman and CEO of the Company, and Steve Chesnut, Senior Vice President of Finance and Risk Management.

To begin let me remind you that the following discussion and our responses to your questions reflect management’s views as of today, April 19th, 2012, and may include forward-looking statements. Actual results may differ materially. Additional information about factors that could potentially impact our financial results is included in the press release filed this morning, and in the Form 10-K that we filed on March 2nd, 2012.

During the call we will discuss certain non-GAAP financial measures, the slides accompanying this webcast and our filings with the SEC, each of which are posted on our Investor Relations website contain additional disclosures regarding these non-GAAP measures, including reconciliations of these measures to the most comparable GAAP measures. Please review the Safe Harbor Statement on the second slide of the presentation that we will be going over today.

With that out of the way, let me turn the call over to Steve, to highlight some of the financial results that are on the third slide of the presentation.

Steve Chesnut — Overstock.com - SVP, Finance, Risk Management

So thank you, Jonathan. As Jonathan said, let’s go to slide three of the presentation slides, and let me take and highlight a couple of the bullet points. I won’t cover all of them. The first one I would like to cover is the last bullet point. Net income for the quarter was a positive $2.7 million, or $0.12 per share. This is a $3.2 million improvement over last year, and was due primarily to lower operating expenses which declined by a combined $5 million from Q1 last year. On the top line, total net revenue was just over $262 million, a 1% decrease from last year. Contribution declined by 5% to $33 million, due largely to a 5% decrease in gross profit. And our combined technology and G&A expense decreased by $4.2 million, due primarily to a reduction in compensation and legal costs.

While it is not on this slide, let me highlight a few items from the balance sheet. We ended the quarter with $72 million in cash and cash equivalents, this compares to $100 million at the end of Q1 last year, and $97 million at December 31, 2011. The principal reason for the change in cash from last year was the retirement of over $20 million of finance obligations that we paid at the end of 2011. Working capital at the end of Q1 was a negative $9 million, while working capital at December 31, 2011 was a negative $14 million. So those are a few of the highlights on slide three of the financial performance.

So Patrick with that let me turn the call over to you for a balance of walking through the presentation.

Patrick Byrne — Overstock.com - Chairman, CEO

Okay. And since I am offsite, I am actually going to call on Jonathan and Steve Chesnut a little bit more than is normal than is my custom during these slides. We had under recent events, we hired an outstanding SVP of Marketing. Tim Dilworth has just joined the Company. He came from Coldwater Creek.

We received a closure letter from the SEC, Jonathan, regarding a 2009 investigation. Jonathan, do you want to say anything about that?

Jonathan Johnson — Overstock.com - President

It is as expected that the SEC decided to take no action and closed the investigation, but it is nice to have the letter in our files now.

Patrick Byrne — Overstock.com - Chairman, CEO

Another closure letter. You can wallpaper your office with those, Jonathan. We launched the O.info customer information portal.

Next slide. We see quarterly revenue growth. We have broken the, we were down as far as 10% down. We are minus 1% for the quarter end. We are, I see that a question has come in saying what can we expect going forward in terms of revenue growth, and I do think that we have turned the corner on revenue growth, and you should see it climbing back into the black immediately.

Next slide. Gross profit growth, pretty much follows revenue growth.

Next slide. Gross margin and contribution. We told you a long time ago that you should really expect I think around 12, plus or minus 50 basis points, or something. We were disappointed that for a couple of quarters that was running down at 10%, we are back at 12.6%. I think the gods of economics want this to stay around 12.6%. We can move it higher, and it actually has been moving a little bit higher, but I think this is about where it should be.

Next slide. Quarterly contributions $33 million. Again just a hair down from last year.

Next slide. Operating expenses. Same. Actually, Steve Chesnut, do you want to, why don’t you speak to this slide? Is there anything you would like to add on the quarterly operating expenses slide?

Steve Chesnut — Overstock.com - SVP, Finance, Risk Management

Yes. I mean I think the big take-away on this, Patrick, is that Q1 of last year we were at $50 million for total operating expenses and we have brought that down to just under $45 million. So a $5 million decline. A big piece of that was attributed to compensation, and some reduction in legal costs. So as a percent of sales we have gone from 18.9% down to 17.1%.

Patrick Byrne — Overstock.com - Chairman, CEO

Okay. Next slide. My favorite in the deck is the return to quarterly net income, and as I think, as I said after the first time we had a GAAP profitable first quarter a couple of years ago, I told the audience, that Jason Lindsey and I at the beginning of the Company, had agreed with each other that the Holy Grail was to get a profitable, GAAP profitable first quarter, because if we can be GAAP profitable in the first quarter, then everything else becomes fine-tuning in Management. So this is of course a healthy and fun slide to look at.

Operating free cash flows, next slide, stayed in the, to the good side. I have good expectations about this year. Steve Chesnut, do you want to say anything else on this slide?

Steve Chesnut — Overstock.com - SVP, Finance, Risk Management

Yes. I mean, in spite of, obviously, this a TTM basis, so despite three quarters of net loss coming through last year, we are still positive on both operating cash flows and free cash flow. I think the other pieces are that we are continuing to optimize the inventory level that we have in the business, and trying to move, and we are strategically moving some of our inventory-based business, apparel and footwear from a direct business to a partner-based business.

Patrick Byrne — Overstock.com - Chairman, CEO

And having good success at that, and actually a lot of that is due to Jonathan and Steve Chesnut themselves.

Moving to the next slide. GAAP trailing 12 months inventory turns. The core business is running at 7.1, on a GAAP basis we are at 43. I think that’s an all-time high. But the 7.1 is another good measure. I still think that can be and should be significantly higher than 7.1.

Jonathan Johnson — Overstock.com - President

Patrick.

Patrick Byrne — Overstock.com - Chairman, CEO

Go ahead.

Jonathan Johnson — Overstock.com - President

I agree with you, Patrick. I think the good news, if there is any in that 7.1, is that most of our large portion of our business is now in the partner business, and so it is not affected by the 7.1.

Patrick Byrne — Overstock.com - Chairman, CEO

Right. 85%. And the next slide GMROI, I think this is an all-time high for us at 872%. That is satisfactory. I would love to invest more capital with that GMROI.

Customer service net promoter score still stayed very high. This is the next slide. Stayed high, but it still was a little bit of a drop. We think that we have addressed this. Stormy is on this, and Jonathan or Steve, did you want to, did I recall you wanted to say something else about this?

Jonathan Johnson — Overstock.com - President

I think part of it is we have managed our costs well out at the Customer Care Call Center. We do have a goal to keep it up above 50, and we have done that, but there is a cost management piece to this.

Patrick Byrne — Overstock.com - Chairman, CEO

It is still an incredibly high number compared to other companies, and we recently won yet again the, we showed up in the Top 10 in the NRF/American Express poll. Okay, so next slide.

Jonathan Johnson — Overstock.com - President

Patrick, don’t undersell us. We were number four.

Patrick Byrne — Overstock.com - Chairman, CEO

Okay. Okay. And that is all Stormy and Brian of course are doing their customary job there, and in fact we are finding new uses for Customer Care. In fact, we are sort of expanding the field of vision of Customer Care.

Going to the next slide. Unique customers - basically says exactly what you would expect. The 40 basis points decrease pretty much matches the revenues. New customers and CPA. Still has, it is holding in the range where it has been for years. Maybe down a little bit versus the same time last year, but we might have ways, have found ways to bring this down even more. To bring this down, we might see emerge this quarter— I think we have discovered some profitable new marketing opportunities.

Next slide. Customer orders and average order size. Again really no change. Gross profit per transaction, again, slight dip down.

Next slide. Corporate employees and this is significant. We have fallen from 849 corporate employees, we divide our world into the employees who work at corporate and who generally their numbers don’t vary with sales, versus people in other parts of the Company, whose numbers vary linearly with sales. And this reflects a tightening up of our expense structure in response to what was going on on the top line. Steve or Jonathan, would you like to add anything on this slide?

Jonathan Johnson — Overstock.com - President

Yes. I would just note that from the fourth quarter these numbers have come down from 793, almost 800 people, and it feels like we are at the right size, and this is the number we would like to hold at.

Patrick Byrne — Overstock.com - Chairman, CEO

Right. And in fact if anything there are a couple of areas where we would like to hire. Always like to get good developers, for example. Okay. That is the end of the slide deck. Do you have anything else, Jonathan or Steve?

Jonathan Johnson — Overstock.com - President

I don’t, but let me read some questions that we have had emailed in, and Patrick you can answer them, or assign someone to answer. One is from an investor. With the hiring of Tim Dilworth, could you elaborate on what his duties will entail in terms of marketing, and any new initiative he is working on that we should watch out for?

Patrick Byrne — Overstock.com - Chairman, CEO

Well, his duties are CMO duties. Chief Marketing Officer duties, and he is, I would say he is primarily, he has only been with us a few weeks or a month, and he is probably really just coming up to speed, and we are doing a lot of testing of some areas in marketing, where we have not been active before, and Tim gets all of that. By the way, he is a total quant, his background is as a quant, and he gets all of this, and is already pushing it to new levels. So I think that we will see some fairly quick results, and we just have things moving inside, there are a lot of metrics moving in the right direction.

Jonathan Johnson — Overstock.com - President

Okay. I would add, Patrick, that as our investors and our customers look at the site, they can see changes to homepage and product page, and these are all things that Tim is managing and testing, being very analytical. But he also has a nice creative mind, and a good creative team working with him.

Patrick Byrne — Overstock.com - Chairman, CEO

Yes.

Jonathan Johnson — Overstock.com - President

So another question we have received, Patrick, is any color on marketing, especially related to conversion would be great. I like that unique visitors went up 10% but conversions seems to be below where it should be?

Patrick Byrne — Overstock.com - Chairman, CEO

Two comments on that. One is that when traffic does surge, and times when we have found some new things and traffic surges, it is often the case that the traffic has to surge for a while before the sales pick up, but there is this initial lag, as there is a new group of people coming to your site, who have not come to it before, and we have found some new way to attract people, you are attracting people who have not been before, they visit for weeks before they purchase, and so there is a lag in any case, and in addition in our case there is a mix issue. Yes, our overall traffic is up 10% or even more, and anyone who has hit-wise, or any of those public services can see this, but there is a mix issue in the traffic of where it could be, for example, that some of the increase in traffic is coming from a source which has historically low conversion. So that is going to give you an increase in traffic, but a decrease in conversion.

Jonathan Johnson — Overstock.com - President

Patrick, let me add that also this quarter we lapped the period where we began the Google penalty, and then last year when we were in the Google penalty box, we did goose more expensive and higher converting channels, so we spent more on areas that converted higher. We are not having to do that this year since we are not in the Google penalty box, and I think that is where we have seen visits up, but I think it has also affected the year-over-year comparable on conversion.

Patrick Byrne — Overstock.com - Chairman, CEO

Yes. The Google penalty, for anyone trying to model it was actually less, well, the actual effect of the Google penalty on us was more ambiguous than you would have thought, because yes, it did eliminate or suppress something that were in the single-digit percentage of our revenue, but it meant other things changed.

For example, our conversion and clicks on paid search went up. It is as if, so people must, I mean the interpretation would be that people went to Google Search, and since they didn’t see the natural results, they would click in the paid, there was a lift there. So there was some, it wasn’t as, it is a complex relationship, the relationship of natural search to other channels, it is not as simple as one would think, and so the effect of the Google penalty was more ambiguous than people might have expected. Okay. I will stop there.

Jonathan Johnson — Overstock.com - President

Okay. And then the last question we have had emailed in, and Patrick you addressed this a little bit in going over the slides, is when can we get some color around revenue growth, what will cause revenue to accelerate, and when should we expect to see this?

Patrick Byrne — Overstock.com - Chairman, CEO

Well, our first priority was to get the earnings number back into the black, but then I think that you will see revenue accelerating this quarter.

Jonathan Johnson — Overstock.com - President

The other thing I would like to add to that is first quarter revenue is largely driven by how high fourth quarter revenue crests, and while we shrunk 10% in the fourth quarter, in fact, I think the fact that we shrunk just 1% in the first quarter, means even though we didn’t come off such a high crest, it feels like we are running it much better now.

Misty, those are the questions we have had emailed in. Could you open it up to callers if they have any questions?

QUESTION AND ANSWER

Operator

(Operator Instructions). We will pause for just a moment to pile the Q&A roster. Your first question comes from the line of Justin Ruiss with Sidoti.

Justin Ruiss — Sidoti & Co. - Analyst

Good morning.

Jonathan Johnson — Overstock.com - President

Good morning, Justin. How are you?

Justin Ruiss — Sidoti & Co. - Analyst

Congratulations.

Jonathan Johnson — Overstock.com - President

Thank you.

Patrick Byrne — Overstock.com - Chairman, CEO

Thank you.

Justin Ruiss — Sidoti & Co. - Analyst

I just wanted to ask, I guess a lot of cost has been taken out of the Company so far. Is there any more room to takeout any additional costs, or is this kind of the bottom that we are looking at?

Patrick Byrne — Overstock.com - Chairman, CEO

I think this is, well, I think that this is the bottom. If we are not actively stripping G&A costs, well we are always looking for small things, but no, we certainly don’t plan any 100 headcount reductions, and I think that we have right-sized although it is always possible. It is always possible to, we want to be disciplined, and if we go into periods of shrink, we have to be very disciplined with our operating expenses, but no, we don’t have any plans to reduce from here.

Justin Ruiss — Sidoti & Co. - Analyst

Thank you.

Patrick Byrne — Overstock.com - Chairman, CEO

Steve Chesnut, you probably want to add on that?

Steve Chesnut — Overstock.com - SVP, Finance, Risk Management

No. I think we looked at it in December and January, took the appropriate measures where we needed to have the expense structure, we executed on that, and then I think we are pretty comfortable with where we are.

Justin Ruiss — Sidoti & Co. - Analyst

Sounds good. Thank you very much, and congratulations.

Jonathan Johnson — Overstock.com - President

Thank you, Justin.

Patrick Byrne — Overstock.com - Chairman, CEO

Thank you very much.

Operator

(Operator Instructions). At this time there are no further questions. I would like to turn the call back over to Jonathan Johnson.

Jonathan Johnson — Overstock.com - President

Thank you, Misty. Well, we appreciate those that have dialed in. We appreciate our owners for trusting us to manage their capital. We invite any of our shareholders to come to our Annual Meeting in Salt Lake on May 3rd, and if we see you then, that would be super. Otherwise we will talk to you in a quarter. Thanks, Misty.

Operator

This concludes today’s Overstock.com Q1 2012 earnings conference call. You may now disconnect.

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